Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-146720 and Registration Statements S-8 Nos. 333-69145, 333-124653, 333-75993, 333-64795, 333-01461, 333-86530, 333-38178, 333-38184, 333-140819, 333-118693 and 333-86534 of Newmont Mining Corporation of our report dated February 18, 2009 except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the retrospective adoption of accounting standards discussed in Note 2 “Adoption of Accounting Standards Requiring Retrospective Application and Other Reclassifications”, the reclassification of the Kori Kollo operation as discontinued operations discussed in Note 11, and the change in the composition of reportable segments discussed in Note 31, as to which the date is September 14, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Denver, Colorado
September 14, 2009